Exhibit 1.1

BIMINI MORTGAGE MANAGEMENT, INC.

Shares of Class A Common Stock

UNDERWRITING AGREEMENT

September    , 2004

FLAGSTONE SECURITIES, LLC

as Representative of the several Underwriters

c/o Flagstone Securities, LLC

7733 Forsyth, 19th Floor

St. Louis, Missouri  63105

Dear Sirs:

Bimini Mortgage Management, Inc., a Maryland corporation (the “Company”), confirms its agreement with each of the underwriters listed on Schedule I hereto (collectively, the “Underwriters”), for whom Flagstone Securities, LLC is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company of 5,000,000 shares (the “Initial Shares”) of Class A Common Stock, par value $0.001 per share, of the Company (“Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto, and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 750,000 additional shares of Common Stock to cover over-allotments (the “Option Shares”), if any, from the Company to the Underwriters, acting severally and not jointly, in the respective numbers of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto.  The 5,000,000 Initial Shares to be purchased by the Underwriters and all or any part of the 750,000 Option Shares subject to the option described in Section l(b) hereof are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-113715) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”).  The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.  The registration statement has been declared effective under the Securities Act by the Commission.  The registration statement, as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations), is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), “Registration Statement” shall refer to such registration statement as so amended.  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.  Each prospectus included in the Registration Statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the “Preliminary Prospectus.”  The term “Prospectus” means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

The Company and the Underwriters agree as follows:

1.                                       Sale and Purchase:

(a)                                  Initial Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of $        , the Company agrees to sell to the Underwriters 5,000,000 Initial Shares, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter’s name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option Shares.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share set forth in paragraph (a), the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company all or any part of the Option Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than three full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time (as hereinafter defined).  If the option is exercised as to all or any portion of the Option Shares, the Company will sell the total number of Option Shares then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

2.                                       Payment and Delivery

(a)                                  Initial Shares.  The Shares to be purchased by each Underwriter hereunder, in definitive form and in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company (“DTC”) for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representative by the Company, upon at least 48 hours prior notice.  The Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least 24 hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 7733 Forsyth, 19th Floor, St. Louis, Missouri 63105, or at the office of DTC or its designated custodian, as the case may be (the “Designated Office”).  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company).  The time at which such payment and delivery are actually made is hereinafter sometimes called the “Closing Time,” and the date of delivery of both Initial Shares and Option Shares is hereinafter sometimes called the “Date of Delivery.”

(b)                                 Option Shares.  Any Option Shares to be purchased by each Underwriter hereunder, in definitive form and in such authorized denominations and registered in such names as the Representative may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified to the Representative by the Company, upon at least 48 hours prior notice.  The Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least 24 hours prior to the Date of Delivery with respect thereto at the Designated Office.  The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters’ election to purchase such Option Shares or at such other time and date as the Company and the Representative may agree upon in writing.

3.                                       Representations and Warranties of the Company:

The Company represents and warrants to each Underwriter that:

(a)                                  the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; the description of the Company’s equity incentive plan set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plan.

(b)                                 the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated herein;

(c)                                  the Company is duly qualified or licensed and is in good standing in each jurisdiction in which it conducts business or in which it owns or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed could have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or “Material Adverse Change”); other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture, limited liability company, trust or other entity or association;

(d)                                 the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including, without limitation, those relating to transactions with affiliates;

(e)                                  the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) its organizational documents, or in the performance or observance of any obligation, agreement, contract, franchise, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the

Company or its properties is bound, except for such breaches or defaults which would not have a Material Adverse Effect;

(f)                                    the execution, delivery and performance of this Agreement, the issuance, sale and delivery by the Company of the Shares and the consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (i) any provision of the organizational documents of the Company, or (ii) any provision of any obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company, except in the case of clauses (ii) and (iii) for such breaches or defaults which could not have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company;

(g)                                 the Company has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein; the Company has the corporate power to issue, sell and deliver the Shares as provided herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(h)                                 no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein, including the sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), (B) such approvals as have been obtained in connection with the approval of the listing of the Shares on the New York Stock Exchange and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(i)                                     the Company has all necessary licenses, permits, authorizations, consents and approvals, possesses valid and current certificates, and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, have a Material Adverse Effect; the Company is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus; the Company is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company the effect of which could result in a Material Adverse Change; and no such license, permit, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

(j)                                     each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(k)                                  the Preliminary Prospectus and the Registration Statement comply, and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the penultimate sentence of the first paragraph of Section 9(b) hereof);

(l)                                     the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus  and Prospectus transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(m)                               all legal or governmental proceedings, contracts or documents that are material and of a character required to be summarized or described in the Prospectus have been so summarized or described as required;

(n)                                 there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers or directors or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order having a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement;

(o)                                 the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the amounts in the Prospectus under the captions “Prospectus Summary — Summary Financial Data,” “Capitalization” and “Selected Financial Data” were derived from, and have been compiled on a basis consistent with, the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement.

(p)                                 (i)  Ernst & Young LLP, whose reports on the financial statements of the Company are filed with the Commission as part of the Registration Statement and Prospectus are, and were during the periods covered by their reports, independent public accountants with respect to the Company as required by the Securities Act and the Securities Act Regulations; and (ii) to the Company’s knowledge, Ernst & Young LLP is not in violation of the auditor independence requirements of the Sarbanes Oxley act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes Oxley Act”) with regard to its relationship with the Company;

(q)                                 subsequent to the respective dates as of which information is given in the Registration  Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any Material Adverse Change, any development that could reasonably be expected to result in a Material Adverse Change, or material change in management of the Company, whether or not arising in the ordinary course of business, other than general economic or financial market changes, including changes in market interest rates, (B) any transaction that is material to the Company, contemplated or entered into by the Company or any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company that is material to the Company, (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or repurchase or redemption by the Company of any class of capital stock or (E) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus;

(r)                                    the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(s)                                  there are no persons with registration or other similar rights to have any securities of the Company, including securities which are convertible into or exchangeable for equity securities of the Company, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus; except for Flagstone Securities LLC’s right to participate as a co-managing Underwriter, no person has a right of participation or first refusal with respect to the sale of the Shares by the Company;

(t)                                    the issuance and sale of the Shares to the Underwriters hereunder have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company is a party or otherwise;

(u)                                 the Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance;

(v)                                 the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, except for any such action which may be undertaken by an Underwriter;

(w)                               the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares except as to certain matters referenced under the caption

“Underwriting” in the Prospectus, as described in the penultimate sentence of the first paragraph of Section 9(b) hereof;

(x)                                   any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(y)                                 the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange;

(z)                                   the Company has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except pursuant to repurchase agreements described in the Prospectus or such as are otherwise disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

(aa)                            the descriptions in the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described constitute accurate summaries thereof in all material respects, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company and third parties expressly referenced in the Registration Statement and the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and to the best of the Company’s knowledge, no party thereto is in breach or default under any of such agreements;

(bb)                          the Company owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intellectual Property Rights”) necessary to entitle the Company to conduct its business as described in the Prospectus, and the expected expiration of any such Intellectual Property Rights would not result in a Material Adverse Change; the Company has not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which could have a Material Adverse Effect; the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects therein; none of the software technology employed by the Company has been obtained or is being used by the Company in violation of any written contractual obligation binding on the Company or, to the Company’s knowledge, any of the officers, directors or employees of the Company, except for such violations that would not result in a Material Adverse Effect;

(cc)                            the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd)                          the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has properly requested extensions thereof, and has paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company; no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against the Company which, if determined adversely to the Company, could have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company;

(ee)                            the Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in such amounts and with such deductibles and covering such risks as are generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, floods and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has not been denied any insurance coverage which it has sought or for which it has applied.

(ff)                                the Company is not in violation, and has not received notice of any violation with respect to, any applicable environmental, safety or similar law applicable to the business of the Company; the Company has received all permits, licenses and other approvals required of it under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals as could not, individually or in the aggregate, result in a Material Adverse Change;

(gg)                          the Company is not in violation of and has not received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could have a Material Adverse Effect;

(hh)                          the Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(ii)                                  since the Company commenced operations, neither the Company nor any officer or director purporting to act on behalf of the Company has (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or any other unlawful payment, or (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company;

(jj)                                  except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them;

(kk)                            except as disclosed in the Prospectus, neither the Company nor, to the knowledge of the Company, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus;

(ll)                                  all securities issued by the Company have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the jurisdiction of incorporation of the Company and, (iii) to the extent applicable to the Company, the requirements of the New York Stock Exchange;

(mm)                      in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act;

(nn)                          the Company has not distributed and will not distribute prior to the later of the Date of Delivery with respect to the Option Shares or the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than a Preliminary Prospectus, the Prospectus and the Registration Statement;

(oo)                          the Company has complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); and neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba;

(pp)                          the Company has not incurred any liability for any broker’s or finder’s fees or similar payments in connection with the transactions herein contemplated except those to be paid to the Underwriters hereunder;

(qq)                          no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

(rr)                                the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ss)                            there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company which are likely to have individually or in the aggregate a Material Adverse Effect; and

(tt)                                the Company is organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; the Company qualified as a REIT for the 2003 taxable year and the present and contemplated method of operation of the Company does and will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code; and the Company currently intends to continue to qualify as a REIT for subsequent years.

4.                                       Certain Covenants:

The Company hereby agrees with each Underwriter:

(a)                                  to furnish such information as may be required and otherwise to  cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representative may designate and to maintain such qualifications in effect as long as requested by the Representative for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

(b)                                 if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)                                  to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus (or a term sheet as permitted by Rule 434) with the Commission pursuant to Rule 424(b) under the Securities Act not later than 5:30 p.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 5:30 p.m. (New York City time) on the second day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)                                 to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

(e)                                  to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

(f)                                    to furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, the NASD or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company;

(g)                                 to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representative or counsel for the Underwriters, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter to promptly furnish at the Company’s own expense to the Underwriters and to dealers copies in such quantities and at such locations as the Representative may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus, as amended or supplemented, will comply with the law;

(h)                                 to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

(i)                                     prior to filing with the Commission any amendment to the Registration Statement or supplement or amendment to the Prospectus or any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Representative and counsel for the Underwriters for their review, and not to file any such proposed amendment or supplement to which the Representative reasonably objects;

(j)                                     to furnish promptly upon request from the Representative a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request;

(k)                                  during the period referred to in paragraph (f) above, to file with the Commission all documents required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act in the manner and within the time periods required by the Exchange Act and the rules and regulations thereunder (the “Exchange Act Regulations”);

(l)                                     to apply the net proceeds of the sale of the Shares in the manner described under the caption “Use of Proceeds” in the Prospectus;

(m)                               to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations) covering a period of 12 months beginning after the effective date of the Registration Statement;

(n)                                 until the Company’s Board of Directors determines it not to be in the best interests of the Company and its stockholders, to use commercially reasonable efforts to maintain the listing of the Shares on the New York Stock Exchange and, so long as the Shares are listed on the New York Stock Exchange, to file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are listed on the New York Stock Exchange;

(o)                                 until the Company’s Board of Directors determines it not to be in the best interests of the Company and its stockholders, to engage and maintain, at the Company’s expense, a registrar and transfer agent for the Shares;

(p)                                 to refrain during a period of 180 days from the date of the Prospectus, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, establishing an open “put equivalent position” within the meaning of Rule 16a 1(h) under the Exchange Act, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that the Company may issue (A) the Shares to be sold hereunder, (B) shares of Common Stock or options to purchase shares of Common Stock, or shares of Common Stock upon the exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, but only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during such 180 day period without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative) and (C) shares of restricted Common Stock pursuant to any equity incentive plans or employee benefit plans of the Company;

(q)                                 not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(r)                                    to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by “lock up” agreements for the duration of the periods contemplated in such agreements.

(s)                                  that during the time in which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations, the Company shall file, on a timely basis, with the Commission and The New York Stock Exchange all reports and documents in the manner required by the Exchange Act, the Exchange Act Regulations and the Sarbanes Oxley Act; additionally the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(t)                                    until the Company’s Board of Directors determines it not to be in the best interests of the Company and its stockholders, to conduct the Company’s business in such a manner as to ensure that the Company will not be an “investment company” or an entity controlled by an “investment company” within the meaning of the Investment Company Act;

(u)                                 if at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

(v)                                 that the Company will comply with all of the provisions of any undertakings in the Registration Statement; and

(w)                               until the Company’s Board of Directors determines it not to be in the best interests of the Company and its stockholders, that the Company will continue to use its best efforts to meet the requirements to qualify as a REIT under the Code.

5.                                       Payment of Expenses:

(a)                                  The Company agrees to pay all costs and expenses incident to the  performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the National Association of Securities Dealers, Inc. (the “NASD”) (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (x) the performance of the Company’s other obligations hereunder.  Upon the request of the Representative, the Company will provide funds in advance for filing fees.

(b)                                 The Company agrees to reimburse the Representative for its reasonable out-of-pocket expenses in connection with the performance of its activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, but excluding the fees and expenses of the Underwriters’ outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above).

(c)                                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company  to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all fees and disbursements of Underwriters’ counsel and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein.

6.                                       Conditions of the Underwriters’ Obligations:

(a)                                  The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties on the part of the Company hereunder on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its obligations hereunder and to the satisfaction of the following further conditions at the Closing Time or on each Date of Delivery, as applicable:

(b)                                 The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Clifford Chance US LLP, counsel for the Company, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance satisfactory to Hunton & Williams LLP, counsel for the Underwriters, stating that:

(i)                                     the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; the description of the Company’s equity incentive plan set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plan;

(ii)                                  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and Prospectus and to execute and deliver this Agreement and to consummate the transactions in the Agreement;

(iii)                               the Company is duly qualified or licensed by each jurisdiction in which it conducts its business and in which the failure, individually or in the aggregate, to be so licensed could have a Material Adverse Effect, and the Company is duly qualified, and is in good standing, in each jurisdiction in which it owns or leases real property or maintains an office and in which such qualification is necessary except where the failure to be so qualified and in good standing could not have a Material Adverse Effect; other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture, limited liability company, trust or other entity or association;

(iv)                              to the best of such counsel’s knowledge, the Company is in compliance in all material respects with all applicable laws, orders, rules, regulations and orders, including, without limitation, those relating to transactions with affiliates;

(v)                                 to the best of such counsel’s knowledge, the Company is not in violation of any term or provision of its organizational documents, is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, loan or credit agreement, lease or any other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company, except such breaches or defaults which would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties, or condition (financial or otherwise) of the Company;

(vi)                              the execution, delivery and performance of this Agreement by the Company, the issuance, sale and delivery by the Company of the Shares and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company, (ii) any provision of any material obligation, agreement, contract, franchise, license, indenture, mortgage, deed of trust, lease, loan, credit or other agreement or instrument known to such counsel and to which the Company is a party or by which the Company or its properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or any of its properties or assets, except in the case of this clause (iii) for such conflicts, breaches or defaults which could not have a Material Adverse Effect, or (iv) any decree, judgment or order known to such counsel to be applicable to the Company; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company;

(vii)                           the Company has the full legal right, corporate power and authority to enter into this Agreement and to consummate the transactions contemplated in the Agreement; the Company has the corporate power to issue, sell and deliver the Shares as provided in the Agreement; the Agreement has been duly authorized, executed and delivered by the Company;

(viii)                        no approval, authorization, consent or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein, including the sale and delivery of the Shares by the Company as contemplated herein, other than such as have been obtained or made under the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

(ix)                                to the best of such counsel’s knowledge, the Company has all necessary licenses, permits, authorizations, consents and approvals, possesses valid and current certificates, and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct its business, as described in the Prospectus; to the best of such counsel’s knowledge, the Company is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or decree, order or judgment applicable to the Company;

(x)                                   the Company is not subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the transactions contemplated by this Agreement will not cause the Company to become an investment company subject to registration under such Act;

(xi)                                the issuance and sale of the Shares to the Underwriters under the Agreement have been duly authorized and when the Shares have been issued and duly delivered against payment therefor as contemplated by the Agreement, the Shares will be validly issued, fully paid and non-assessable, and the Underwriters will acquire good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim;

(xii)                             the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation, charter or by-laws of the Company, or under any agreement known to such counsel to which the Company is a party or, to such counsel’s knowledge, otherwise;

(xiii)                          to the best of such counsel’s knowledge, there are no persons with registration or other similar rights to have any securities of the Company, including securities which are convertible into or exchangeable for equity securities of the Company, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by the Agreement; to the best of such counsel’s knowledge, no person has a right of participation or first refusal with respect to the sale of the Shares by the Company;

(xiv)                         the Shares conform in all material  respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

(xv)                            the form of certificate used to evidence the Common Stock  complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the New York Stock Exchange;

(xvi)                         the Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel’s knowledge, no proceedings with respect thereto have been commenced or are contemplated or threatened;

(xvii)                      as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Securities Act Regulations and the Exchange Act Regulations;

(xviii)                   the statements under the captions “Management of the Company,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and of our Charter and Bylaws” and “Class A Common Stock Available for Future Sale” in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

(xix)                           the Form 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act; the Form 8-A Registration Statement has become effective under the Exchange Act; and the Initial Shares and the Option Shares have been validly registered under the Securities Act, the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations;

(xx)                              there are no actions, suits or proceedings, inquiries, or investigations pending or, to the best of such counsel’s knowledge, threatened against or affecting the Company or any of its officers or directors or to which the properties, assets or rights of the Company are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Prospectus but are not so described;

(xxi)                           there are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions, in all material respects, fairly and accurately set forth the material provisions of such contracts and documents;

(xxii)                        to the best of such counsel’s knowledge, the Company owns or possesses adequate and sufficient licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, domain names, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intellectual Property Rights”) necessary to entitle the Company to conduct its business as described in the Prospectus, and the expected expiration of any such Intellectual Property Rights would not result in a Material Adverse Change; the Company has not received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property Rights which could have a Material Adverse Effect; the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects therein; none of the software technology employed by the Company has been obtained or is being used by the Company in violation of any written contractual obligation binding on the Company or, to the Company’s knowledge, any of the officers, directors or employees of the Company, except for such violations that would not result in a Material Adverse Effect;

(xxiii)                     to the best of such counsel’s knowledge, the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has properly requested extensions thereof, and has paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against the Company which, if determined adversely to the Company, could have a Material Adverse Effect.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company, representatives of the Representative, at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (xiv), (xvii), and (xix) above), they have no reason to believe that the Registration Statement, the Preliminary Prospectus or the Prospectus, as of their respective effective or issue dates, and as of the date of such counsel’s opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement, Preliminary Prospectus or Prospectus).

(c)                                  The Representative shall have received from Ernst & Young LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements of the Company and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

(d)                                 The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

(e)                                  No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(f)                                    Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative; and (iii) the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated

therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                 All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(h)                                 Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery, there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company, in each case which in the Representative’s sole judgment makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Registration Statement.

(i)                                     The Shares shall have been approved for listing on the New York Stock Exchange.

(j)                                     The NASD shall not have raised any objection with respect to the fairness and reasonableness of  the underwriting terms and arrangements.

(k)                                  The Representative shall have received lock-up agreements from each officer and director of the Company, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.

(l)                                     The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or Vice President and Chief Accounting Officer or Chief Financial Officer to the effect that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the date hereof, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)                               when the Registration Statement became effective and at all times subsequent thereto up to the date hereof, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act and the applicable rules and regulations of the Commission thereunder and in all material respects conformed to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplemented Prospectus which has not been so set forth; and

(iv)                              subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a Material Adverse Effect.

(m)                               The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statements of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriters may reasonably request.

7.                                       Termination:

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the date of this Agreement any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in management of the Company, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq over-the-counter market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or the over-the-counter market or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (vi) any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the reasonable opinion of the Representative, materially adversely affects or will materially adversely affect the business or operations of the Company, or (vii) any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which, in the reasonable opinion of the Representative, has a material adverse effect on the securities markets in the United States.

If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.                                       Increase in Underwriters’ Commitments:

If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date, the Representative shall have the right, within 36 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the “Defaulted Shares”).  Absent the completion of such arrangements within such 36-hour period, (i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability of any party to any other party except that the provisions of Sections 5 and 9 hereof shall at all times be effective and shall survive such termination.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the same effect as if such substituted Underwriter had originally been named in this Agreement.

9.                                       Indemnity and Contribution by the Company and the Underwriters:

(a)                                  The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company contained herein, (B) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (C) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (E) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, Prospectus or any Application or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (F) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement, Prospectus or Application.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time, or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), the Prospectus, or any Application, or (B) any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement, the Prospectus or any Application or necessary to make such information, in the light of the circumstances under which made, not misleading.  The statements set forth in the third, twelfth through eighteenth, and twenty-third paragraphs under the caption “Underwriting” in the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(k) and this Section 9.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that such Underwriter may otherwise have.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses.  The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time, or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

(c)                                  If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company  bear to the underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)                                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

10.                                 Survival:

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares.  The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers or directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11.                                 Notices:

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Flagstone Securities, LLC, 7733 Forsyth, 19th Floor, St. Louis, Missouri 63105, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at Bimini Mortgage Management, Inc., 3305 Flamingo Drive, Suite 100, Vero Beach, Florida 32963, Attention:  Jeffrey J. Zimmer.

12.                                 Governing Law; Headings:

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.                                 Parties at Interest:

The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.                                 Counterparts and Facsimile Signatures:

This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.  A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

Very truly yours,

BIMINI MORTGAGE MANAGEMENT, INC.

By:
By:
Title:

Accepted and agreed to as of the date first above written:

FLAGSTONE SECURITIES, LLC

By:
Title:

For itself and as Representative of the other Underwriters named on Schedule I hereto.

Schedule I

Underwriter	Number of Initial Shares to be Purchased

Flagstone Securities, LLC	[ ]

BB&T Capital Markets, A division of Scott & Stringfellow, Inc.	[ ]

Total	5,000,000